CLUBHOUSE MEDIA

CLUBHOUSE

MEDIA GROUP

INVESTMENT DECK
MAY 2021

REG A+ DISCLAIMER

THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE PRESENTATION, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY AND THUS CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE OFFERING WILL BE MADE ONLY BY MEANS OF AN OFFERING CIRCULAR. AN OFFERING STATEMENT ON FORM 1-A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME QUALIFIED. THIS PRESENTATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM https://www.sec.gov/cgi-bin/browse-edgar?CIK=0001389518&owner=exclude

FORM CRS / RISK FACTORS

Boustead Securities, LLC is registered with the Securities and Exchange Commission (SEC) as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Brokerage and investment advisory services and fees differ, and it is important for you to understand these differences. Free and simple tools are available to research firms and financial professionals at Investor.gov/CRS, which also provides educational materials about broker-dealers, investment advisers, and investing. When we provide you with a recommendation, we have to act in your best interest and not put our interest ahead of yours. At the same time, the way we make money creates a conflict with your interests. Please strive to understand and ask us about these conflicts because they can affect the recommendations, we provide you. There are many risks involved with investing. For Boustead Securities customers and clients, please see our Regulation Best Interest Relationship Guide on the Form CRS Reg BI page on our website at https://www.boustead1828.com/form-crs-reg-bi. For FlashFunders' visitors, you may review the Form CRS of Boustead Securities under the Form CRS section.

Each investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby. Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations: Clubhouse Media has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report for the period from January 2, 2020 (inception) to December 31, 2020. We are a holding company and our principal asset is our 100% equity interest in WOHG, through which we own 100% of each of WOHG's subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses. WOHG is an early stage company with a limited operating history. Such limited operating history of WOHG may not provide an adequate basis to judge our future prospects and results of operations. Since inception of WOHG, WOHG has experienced losses, and we may have to further reduce our costs by curtailing future operations to continue as a business. There are no assurances we will realize the anticipated benefits from the acquisition of WOHG. The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company. We may be adversely affected by political tensions between the United States and China. We may fail to successfully execute our business plan. Our acquisition strategy creates risks for our business. We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance. We may suffer from lack of availability of additional funds. Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness. The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders' ability to influence corporate affairs. We are not a party to certain of the leases for its Clubhouse properties, and therefore is subject to the risk of those leases being terminated or altered without its consent. Our business is subject to fluctuations that are not predictable, which subjects our business to increase risks. Our business depends on our ability to provide customers and followers with interesting and useful content, which in turn depends on the content contributed by the content creators. Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business. Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and Advertising, is subject to many factors, including many that are beyond our control.

CLUBHOUSE
MEDIA GROUP

Clubhouse Media Group manages a worldwide branded network of Content Houses.

Clubhouse built a scalable global network of Tier-1 influencers by combining the Content House model - housing social media influencers together in a picturesque living accommodation - with in-house studio, videography and photography services, professional management and business incubation.

Clubhouse's approach is to create a balance between social media creativity and the business of social media marketing. We believe this symbiotic balance creates a higher output for both Clubhouse and Influencer and creates attractive one-stop shop for brands to advertise and for influencers to grow and collaborate.

6 CONTENT HOUSES

& OVER 50 CONTENT CREATORS

WHICH SPAN A TOTAL REACH OF OVER

*Via Clubhouse and its affiliated networks and creators,
Via TikTok, Instagram, and YouTube, as of May 2021..

280MM

TOTAL FOLLOWERS

1.500 B

MONTHLY SOCIAL IMPRESSIONS DELIVERED

86 MM

EST. MONTHLY EARNED MEDIA READERSHIP

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

MAGICLYTICS

Clubhouse has developed and acquired software, data analytics and predictive analysis tools for analysis of social media ad campaigns, streamlining the process of finding influencers and budgeting for social media spend within a platform called MagicLytics.

The software uses machine learning AI, historical sales and ad campaigns to provide more accurate insight into how brands should spend marketing dollars and with which influencers.

With this software, influencers can approach brands and use the data to market and show how they fit with individual brands.

Clubhouse is also developing a platform to monetize exclusive content, similar to platforms such as OnlyFans, Patreon, or Cameo.

There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

CLUBHOUSE REVENUE STREAMS

Agency Model | Clubhouse takes 20% of all brand deals its affiliated creators create content for.

Proprietary Content | Clubhouse affiliated creators are contracted to create weekly proprietary content that Clubhouse can sell – either directly or via a subscription model.

Data Analytics | Clubhouse's software platform sells predictive analytics and data analysis services for brands engaging in influencer marketing.

CREATORS USE CLUBHOUSE TO GROW

@daisykeech



	Mar '20		May '21
Instagram:	3.22 MM	⟶	5.2 MM

@abbyrao



	Mar '20		May '21
Instagram:	1.5 MM	⟶	2.3 MM

*Via TikTok and Instagram as of May 2021

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

WHY COMPANIES USE INFLUENCER MARKETING

We Believe MagicLytics Enables Brands to More Efficiently Monetize Influencer Marketing


How do you Determine Influencers to Use?
Quality of Content 81%
Target Audience 78%
Engagement Rate 73%
On-Brand Messaging or Aesthetic 56%
Budget 50%
Location 43%
Follower Count 43%
Previous Sponsorship Performance 30%
Buzzworthy or Trending 24%
Referral 13%
Other 4%
0% 20% 40% 60% 80% 100%


Goal of Influencer Marketing Strategy
Increase Brand Awareness 85%
Reach New Audiences 71%
Generate Sales 64%
Improve Brand Advocacy 44%
Drive Lead Generation 42%
Expand Share of Voice 36%
Manage Reputation 29%
Improve Customer Satisfaction 15%
Other 6%
0% 20% 40% 60% 80% 100%

Source: MediaKix; Business Insider Intelligence (Jan 2021)

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

SIZABLE MARKET AND THE EFFECTS OF COVID

$102B

spent by 2020 on
Aggregate Social Media
Marketing

43%

of Social Media users have
increased their usage during the
COVID-19 Pandemic

Source: Sprout Social; Smart Insights (Feb 2021)

GROWTH OF INFLUENCER MARKETING



Historical and Projected Influencer Media Spend ($MM)
16000
14000
12000
10000
8000
6000
4000
2000
0
CAGR ~34%
CAGR ~88%
500
2000
3400
4800
6200
8000
11500
15000
2015
2016
2017
2018
2019
2020
2021
2022

Source: MediaKix; Business Insider Intelligence (Jan 2021)



Influencer Marketing % of Total Market Spend
40%
35%
30%
25%
20%
15%
10%
5%
0%
6%
2%
1%
4%
4%
8%
10%
11%
20%
34%
91-100%
81-90%
71-80%
61-70%
51-60%
41-50%
31-40%
21-30%
11-20%
1-10%
Percentage of Companies

Influencer Marketing is still a small percentage of most companies' budgets.



Forbes
Lindsay Brewer, Touted As 'The Future Of IndyCar,' On What Fuels Her
Andy Frye
OK!
OK! NEWS
Singer Austin Mahone Moves Into L.A.-Based Social Media Clubhouse To Connect With Fans, Engage In 'Impactful Ways'

NEWS FEATURES & ARTICLES

- Los Angeles Times
- seventeen
- Forbes
- HW
- COSMOPOLITAN
- Esquire
- The New York Times
- TMZ
- BUSINESS INSIDER
- BARSTOOL SPORTS
- BAZAAR
- The Atlantic

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

THE CLUBHOUSES

CH

CLUBHOUSE BH

Our Flagship Content House; Clubhouse Beverly Hills securely tucked behind a large gate, you will find our 12,000 sq. ft. crown jewel property. Occupied by a handpicked group of content creators, & full service media team chosen to live & work together 24/7. This fully equipped creative space boasts 7 bedrooms, 9 bathrooms, state of the art screening room, library, swimming pool, rooftop hot tub, gourmet chef's kitchen, wine cellar, gym, indoor waterfall, 2 story living room, & full scale studio space. Enabling the highest level of content creation... Beverly Hills style.


14.1 M
TOTAL FOLLOWERS ON INSTAGRAM
7.7 M
TOTAL FOLLOWERS ON TIKTOK
5.5 M
TOTAL SUBSCRIBERS ON YOUTUBE
*Via TikTok, Instagram, and YouTube as of May 2021

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.



LINDSAY BREWER
@lindsaymariebrewer

1.4 M | 443,6 K | 8,3 K



AUSTIN MAHONE
@austinmahone

10.1 M | 1.6 M | 4.7 M



AVA TORTORICI
@avatortorici

234 K | 413,2 K | 6,6 K



DEVYN KOHL
@devynkohl

318 K | 1.2 M



MICHELLE KENNELLY
@kennelly_m

1.6 M | 2.8 M | 673 K

*Via TikTok, Instagram, and YouTube as of May 2021

CLUB HOUSE BH

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

CH
EUROPE

Clubhouse Europe located in the heart of Malta, has quickly become a hub for international creators and collaborations. The jaw dropping 9 bedroom island oasis stretches over 13,000 sq. ft, complete with both indoor & outdoor swimming pools, gym, sauna, steam room, elevator, conservatory, gourmet chef's kitchen, & custom dance studio. It's no wonder Europe's creators are flocking to this retreat.

387 K

TOTAL FOLLOWERS ON INSTAGRAM

6.4 M

TOTAL FOLLOWERS ON TIKTOK

12 K

TOTAL SUBSCRIBERS ON YOUTUBE

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021

CLUB HOUSE EUROPE



MARTHA MICALLEF
@marthamicallefattard

9 K · 17.4 K · 255



HENRY GALEAA
@henrygaleaa

33.4 K · 3.3 M · 10.9 K



JADE SAMMUT
@JADE.SAMMUT

18.5 K · 266.7 K



SARAH GRECH
@sarahgrechxx

21 K · 69.5 K



SARAH ALFALAH
@sarah_alfalah

54.7 K · 26.2 K · 135



JOAO CORONEL
@joaocoronel_

65,6 K · 937.5 K · 515



KADEN HAMMOND
@kaden_hammond

38 K · 643.2 K

Just A House, is anything but the luxurious 6,500 Sq. Ft. Hollywood Hills mansion. *Social media can't get enough of it's home to industry-leading content creators* who live, work, & collaborate 24/7 with dedicated media teams. The stunning 6 bedroom, 8 bathroom home is completed with a swimming pool, in-house movie theatre, billiard room, spa, gourmet chef's kitchen, & a rooftop deck to take in the world famous views. it's no wonder global brands, & 53 Million highly engaged followers can't get enough of Just A House.



11.6 M

TOTAL FOLLOWERS ON INSTAGRAM

36.2 M

TOTAL FOLLOWERS ON TIKTOK

1 M

TOTAL SUBSCRIBERS ON YOUTUBE

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021

JUST A HOUSE LA



EMMA BROOKS
@emmabrooksmcallister

505 K · 1.5 M



MADISON LEWIS
@madslewis

14.1 M · 14.1 M · 14.1 M



DEVYN WINKLER
@devynwinkler

757 K · 4.4 M · 51.8 K



ANNA SHUMATE
@annashumatee

1.9 M · 10.3 M · 178 K



EVA CUDMORE
@eva.cudmore

687 K · 2.9 M



SABRINA QUESADA
@sabriquesada

560 K · 3.1 M · 112 K



VICTORIA RODRIGUEZ
@torymaylove

36 K · 71.3 K

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021

DANCEDOME
LOS ANGELES

Welcome to the all star collective: Dance Dome. A hyper-collaborative group of creators combining social media dance trends with classical training for a unique, yet technical style. The art & passion of movement captured in their content has captivated audiences across all platforms, as well as mainstream media.



14.4 M

TOTAL FOLLOWERS ON INSTAGRAM

24.6 M

TOTAL FOLLOWERS ON TIKTOK

5.1 M

TOTAL SUBSCRIBERS ON YOUTUBE

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021

DANCE DOME LA



SHARLIZE TRUE
@sharlizetrue_

308 K · 2.7 M



SHARIAH TRUE
@shariahtrue

138 K · 2.1 M · 6.3 K



ENOLA BEDARD
@enola.bedard

495 K · 7.7 M · 5.5 K



GABRIELLA SARAIVAH
@gabriellasaraivah

12.1 M · 8.7 M · 5 M



CHARLIZE GLASS
@charlizeglass

840 K · 731.1 K · 101 K



TORI WADE
@tori_wade

177 K · 112 K · 11.6 K



SAGE ROSEN
@sagerosen

378 K · 971.4 K · 33.8 K

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021

SOCIETY
LAS VEGAS

Located on a full private acre, just 10 minutes from the world famous Las Vegas Strip. Coming in at Over 8,500 sq. ft; the gated custom estate boasts 6 bedrooms, 7 bathrooms, 3 living rooms, swimming pool, lighted tennis court, & full in-house movie theatre. *The perfect space for content creation in true Las Vegas style.*



1.4 M

TOTAL FOLLOWERS ON INSTAGRAM

9.1 M

TOTAL FOLLOWERS ON TIKTOK

203 K

TOTAL SUBSCRIBERS ON YOUTUBE

*Via TikTok, Instagram, and YouTube as of May 2021



JORDAN BECKHAM

@jordanbeckham_

Instagram 556 K | TikTok 3.7 M | YouTube 126 K



GABRIELLA ANNALISA

@gabriellannalisa

Instagram 301 K | TikTok 2.3 M | YouTube 38.4 K



KAYLA PATTERSON

@thekaylapatterson

Instagram 382 K | TikTok 1.9 M | YouTube 2.7 K



KARINA PRIETO

@_karinaprieto

Instagram 100 K | TikTok 526K | YouTube 3.9 K



HANNAH EVANA

@hannah.evana

Instagram 50.1 K | TikTok 524.1 K

SOCIETY LAS VEGAS

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok and Instagram as of May 2021

DOBRE

Welcome to the Dobre House, this 7000 sq. ft. trophy compound is set on top of a long private gated driveway in Beverly Hills. Behind the gate is where you find brothers Darius, Cyrus, Lucas, & Marcus's haven for collecting cars, composing music, creating cult following videos, & endless collaborations. The Dobre brothers have grown their brand to become, & remain one of the *most recognizable names in social media content creation with over 5 Billion views...* & with so much more to come.

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

14.1 M

TOTAL FOLLOWERS ON INSTAGRAM

52.3 M

TOTAL FOLLOWERS ON TIKTOK

40.3 M

TOTAL SUBSCRIBERS ON YOUTUBE

*Via TikTok, Instagram, and YouTube as of May 2021

DOBRE HOUSE



DARIUS DOBRE
@dariusdobre

1.5 M 5.9 M



LUCAS
@dobretwins

3.5 M



MARCUS
@dobretwins

3.5 M



CYRUS DOBRE
@cyrusdobre

1.6 M 8.2 M 14.1 M



MADELINE DAMSKEY
@madelinedamskey

494 K 2.9 M



IVANITA LOMELI
@ivanitalomeli

1.2 M 6.6 M 5.1 M



STEVE PEREZ
@steveperezm

199 K 190.7 K 156 K

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021

DOIYEN

We also develop *high-impact social media partnerships* for creators that are signed exclusively to our management.



4.4 M

TOTAL FOLLOWERS ON INSTAGRAM

11.3 M

TOTAL FOLLOWERS ON TIKTOK

844 K

TOTAL SUBSCRIBERS ON YOUTUBE

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021

WEHEARTFANS HOUSE



Weheartfans House is a new house dedicated to Clubhouse's weheartfans.com platform. The website provides fans with exclusive content. The website is currently in beta mode. Weheartfans House is targeting demographic of men and women aged 18 to 55.

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

DOIYEN EXCLUSIVES



DUDA CASTRO
@thedudacastro

1.1 M | 224.1 K | 389.9 K



MARIANA MORAIS
@maarebeaar

970 K | 1.5 M | 8.5 K



JAKE KUHLMAN
@jakekuhlman

100 K | 1.6 M | 5 K



GIOVANNY VALENCIA
@giovanny

544 K | 1.5 M | 14.1 M

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

*Via TikTok, Instagram, and YouTube as of May 2021



CARRINGTON DURHAM

@carringtondurham

Instagram 1.2 M | TikTok 2.5 M | YouTube 434 K



ISABELLA DURHAM

@isabelladurham

Instagram 161 K | TikTok 405.5 K | YouTube 4.3 K



TALIN SILVA

@talinsilva

Instagram 340 K | TikTok 488.2 K | YouTube 3.9 K



MADDISON STEINER

@maddisonsteinerbh

Instagram 54.2 K | TikTok 140.1 K | YouTube 827



CHRIS MANGOS

@imachrismangos

Instagram 90,1 K | TikTok 3.1 M

DOIYEN EXCLUSIVES

*Via TikTok, Instagram, and YouTube as of May 2021

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

CASE STUDIES

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

BRAND-CREATOR COLLABORATION

CLUBHOUSE MEDIA GROUP +  +


McDonald's
Restaurant
DRIVE-THRU
#ad Go try
@mcdonalds
Spicy Chicken
McNuggets.
So flavorful!
#ad Thank you @mcdonalds
for always coming through
with the first bite feels!

OBJECTIVE

To promote the launch of McDonalds limited edition “Spicy Chicken Nuggets” through social exposure focused on reaching the youth demographic.

EXECUTION

Clubhouse worked with Sebastian Topete to create a connect for promotion of McDonalds Spicy Chicken Nuggets, while also cross-promoting at home dining due to Covid safety guidelines. Additional concept to boost promotion included added creators for the “McDonalds with your friends” campaign.

RESULTS

On the day of collaboration; Sebastian posted Instagram stories which received 70k+ view per story, & Instagram feed post which received 133k likes.

*Via Instagram, May 2021

OFF-SITE ACTIVATION

CLUBHOUSE MEDIA GROUP + wish

OBJECTIVE

To drive social exposure by drawing eyes to the WISH brand, & drive engagement while lifting the “cool” perception of WISH with the younger demographic.

EXECUTION

We created content at the WISH Mansion, with strong focus on branded spaces. All styling & props coming from WISH apparel & products. Additionally, we filmed TikToks to appeal to followers across all Clubhouse platforms.

RESULTS

Our content ranked among the highest engagement/view numbers WISH had ever received across TikTok & Instagram (over 25 million impressions).

*Via Instagram, May 2021



For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

CROSS COLLABORATION



OBJECTIVE

For other celebrities, creators, and groups to create additional exposure to a new audience.

EXECUTION

Bella Thorne visited ClubhouseBH and Not a Content House to collaborate through joint TikTok, Instagram posts, and stories.

RESULTS

Bella Thorne gained an additional 3% social media following along with an increase of 2% in increased engagement for a period of 3 weeks thereafter on both Instagram and TikTok.

*Via Instagram and TikTok, May 2021







For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

LEADERSHIP TEAM



AMIR BEN-YOHANAN

CEO

- 15 years in leadership positions in multinationals
- Founder of real estate investment and property management with $300 MM in assets and 95+ multifamily properties.



CHRIS YOUNG, MBA / Esq.

PRESIDENT

- Serial Entrepreneur with one RTO Exit and one 8-figure acquisition
- Strategic Advisor and EIR to Venture Funds
- Raised over $50MM+ in seed and pre-seed money as a startup advisor
- 10+ years as in-house and external counsel in media & entertainment
- Former Influencer with over 500K combined followers



SIMON YU, MBA

COO

- Successfully took two companies public
- Experience working with capital markets
- Public company compliance and audit experience
- Serial Entrepreneur
- Founder and CEO of Cannabis Strategic Ventures



HARRIS TULCHIN, Esq.

Senior EVP and Board Member

- Entertainment lawyer, producer, author and producer's representative since 1978
- Formerly: Senior VP for Cinema Group, Head of Business Affairs for KCET Television, Senior Counsel for United Artists, and Director of Business Affairs at MGM



GARY MARENZI

Board Member

- Former President of Paramount International Television, MGM Worldwide Television and Head of Entertainment Sales and Partnerships for Endeavor Content
- Board Member for Hollywood Radio and TV Society and served on the Executive Committee of the National Association of Television Program and Executives

For illustrative purposes only. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

GROWTH INITIATIVES AND PLATFORM EXPANSION

House Expansion

International and Domestic Clubhouses

Expansion into other content types (e-gaming, beauty, music, etc.)

Software Development

Funding staff and operational expenses

Further buildout of MagicLytics Machine Learning AI Platform

Talent Management

Hiring experienced talent management

Building out support and administrative resources to support Clubhouses

In-House Digital IP

Funding development and creative support for original content

Funding to build or acquire consumer brands

FINANCIAL SUMMARY

BALANCE SHEETS
PRE AND POST REG A+

	Actual (as of 12/31/20)	Proforma (Post Reg A+)
Cash	37,774	27,637,774
Working Capital (Deficit)	-234,316	27,365,684
Total Assets	534,988	28,134,988
Total Liabilities	2,867,074	2,867,074
Stockholder's Equity (Deficit)	-2,332,086	25,267,914

STATEMENT OF OPERATIONS

	Actual (as of 12/31/20)
Total Revenues	1,010,405
Total Operating Expenses	2,725,105
Loss before income taxes	-2,577,721
Income tax expense	
Net income (loss)	-2,577,721
Basic and diluted net loss per share	-0.05

Financial numbers are estimated and subject to change. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

USE OF PROCEEDS

Business Growth Initiatives	$19,463,500
Marketing Expenses	$2,780,500
Working Capital and General Corporate Purposes	$5,561,000
Offering Expenses	$2,195,000
Total	$30,000,000

There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

INVESTMENT OPPORTUNITY

Equity Offered

Pursuant to Reg A+

$4 per Share

$30M Maximum Total Raise

Clubhouse Media Group Stock Ticker Symbol	OTC:CMGR
Current Trading Price (as of 05/27/2021)	$6.61
Total Number of Shares Before Offering	94,839,279
Market Cap (as of 05/27/2021)	$636M
Shares Offered Minimum/Maximum	250,000/7,500,000
Minimum Investment Amount	$250

There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Financial numbers are estimated, unaudited, and subject to change. Past performance is not indicative of future results. See disclosures at the beginning.

INVESTMENT PERKS


lindsaymariebrewer
CLUBHOUSE
LINDSAY


austinmahone

Investment Amount	Perk Description	# Possible Winners	~ Cash Value
$1,000,000	Tier 9 – Tier 4 items, plus paddock access during a race within which Lindsay Brewer (@lindsaymariebrewer) is competing, post-race dinner with Lindsay and the team. 2-day travel and accommodations included.	Up to 5	$84,560
$750,000	Tier 8 – Tier 4 items, plus the investor and a friend receive the right to attend a studio recording with Austin Mahone (@austinmahone) or equivalent.	Up to 6	$34,560
$500,000	Tier 7 – Everything in Tier 4, plus the investor along with a friend (i.e., in a foursome including a Clubhouse affiliated creator and a management team member) is invited to a golf tournament with other investor foursomes including other Clubhouse affiliated creators and management team members. Meals included.	Up to 18	$13,060
$250,000	Tier 6 – Everything in Tier 4, plus the investor receives a brand awareness promotion where a Clubhouse Media Group affiliated creator or Clubhouse's social media account will post a social media post on the platform of Clubhouse's choosing to promote the investor's brand, product or services. Subject to social media platform's terms of use, terms of service, or social media community guidelines.	Up to 20	$10,560

There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

INVESTMENT PERKS


dancedomela
The Beverly Hills Hotel
ENTRANCE


theclubhousebh

Investment Amount	Perk Description	# Possible Winners	~ Cash Value
$100,000	Tier 5 – Everything in Tier 4, plus the investor receives choice of either dance lessons by Dance Dome's creators (@dancedomela) or a workout session with Clubhouse Media Group affiliated creators. Activities will be followed by lunch with creators and management team.	Up to 20	$8,560
$50,000	Tier 4 – Everything in Tier 3, plus the investor receives a photo shoot session on location at one of the Clubhouses facilitated by Clubhouse Media Group's professionally trained in-house photographers.	Up to 50	$4,560
$25,000	Tier 3 – Everything in Tier 2, plus the investor receives a personal shoutout from a Clubhouse creator on one of Clubhouse Media Group's Instagram or Tik Tok profiles.	Unlimited	$1,560
$5,000	Tier 2 – Everything in Tier 1, plus the investor receives exclusive Clubhouse merchandise personally signed by a Clubhouse Media Group affiliated creator.	Unlimited	$560
$1,000	Tier 1 - The investor receives a Clubhouse Owner hoodie sweatshirt, part of an exclusive Clubhouse merchandise collection for investors.	Unlimited	$60

There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Past performance is not indicative of future results. See disclosures at the beginning.

CLUBHOUSE

MEDIA GROUP

THANK YOU

Click Here To Invest

Keith Moore
Chief Executive Officer
Boustead Securities, LLC
keith@boustead1828.com
(949) 295-1580

Brinson Lingenfelter
Managing Director
Boustead Securities, LLC
brinson@boustead1828.com
(949) 375-6879

CLUBHOUSE MEDI